UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2011

SI FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Maryland	0-54241	80-0643149
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

803 Main Street, Willimantic, Connecticut		06226
(Address of principal executive offices)		(Zip Code)

(860) 423-4581

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On February 16, 2011, SI Financial Group, Inc. (the “Company”), the holding company for Savings Institute Bank and Trust Company, announced its financial results for the three months and year ended December 31, 2010. The press release announcing financial results for the three months and year ended December 31, 2010 is included as Exhibit 99.1 and is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective February 16, 2011, the Board of Directors of the Company amended Article III, Section 16 of its Bylaws to decrease the director age limitation from 75 to 72 years of age. A copy of the First Amended and Restated Bylaws is attached hereto as an exhibit and incorporated herein by reference.

Before such amendment, Article III, Section 16 read as follows:

“Section 16. AGE LIMITATION.

No person seventy five (75) years of age shall be eligible for election, reelection, appointment, or reappointment to the board of the Corporation. No director shall serve as such beyond the annual meeting of the Corporation following the director becoming age seventy five (75), except that a director serving as of the effective date of this bylaw may complete the term as director. This age limitation does not apply to an advisory director.”

The Bylaws of Savings Institute Bank and Trust Company, the Registrant’s wholly-owned subsidiary, were amended similarly effective February 16, 2011.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired: Not applicable

(b)	Pro Forma Financial Information: Not applicable

(c)	Shell Company Transactions: Not applicable

(d)	Exhibits

Number	Description

3.2	First Amended and Restated Bylaws

99.1	Earnings Release Dated February 16, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SI FINANCIAL GROUP, INC.

Date: February 16, 2011	By:	/s/ Rheo A. Brouillard
Rheo A. Bouillard
President and Chief Executive Officer